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Exhibit 3.14

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
PACKAGED ICE IP, INC.

        Pursuant to the provisions of Article 78.390 of the Nevada General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

        The name of the corporation is Packaged Ice IP, Inc. (the "Corporation")

ARTICLE TWO

        The following amendment to the Articles of Incorporation was adopted by the sole stockholder of the Corporation on August 6, 2003. The nature of the amendment is to change the corporate name of the entity from Packaged Ice IP, Inc. to Reddy Ice IP, Inc..

        The amendment alters or changes Article First of the original Articles of Incorporation, and the full text of Article First is amended as follows:

        "FIRST.    The name of the corporation is Reddy Ice IP, Inc. (the "Corporation")."

ARTICLE THREE

        The number of shares of voting capital stock of the Corporation outstanding at the time of such adoption was 1,000; the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR

        Holders of all of the issued and outstanding shares of the Common Stock of the Corporation or 100% voted in favor of the Amendment, thereby adopting said Amendment.

        [Signature page to follow]

        [Signature Page to the Amendment to the Articles of Incorporation]

Dated: August 6, 2003

PACKAGED ICE IP, INC.
By:	/s/ JIMMY C. WEAVER Jimmy C. Weaver, President
By:	/s/ STEVEN J. JANUSEK Steven J. Janusek, Secretary

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  Exhibit 3.14
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF PACKAGED ICE IP, INC.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR